RULE 13d-1 (f)(1)

     The undersigned, on this 15th day of February, 1999 agree and consent to the joint filing on behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Connect, Inc.


                    QUAESTUS LIMITED PARTNERSHIP

                    By:/s/ Richard W. Weening
                      ------------------------------
                      Richard W. Weening
                      President of Corporate General Partner


                      /s/ Richard W. Weening
                      --------------------------------
                      Richard W. Weening



                    QUAESTUS PARTNER FUND

                    By:/s/ Richard W. Weening
                      ---------------------------------
                      Richard W. Weening, President
                      of Corporate General Partner


                      /s/ Charles Wright
                      ----------------------------------
                      Charles Wright


                      /s/ Terrence J. Leahy
                      -----------------------------------
                      Terrence J. Leahy



                    NETWORK PARTNERS

                    By:/s/ Richard W. Weening
                      ------------------------------------
                      Richard W. Weening, President
                      of Corporate General Partner



                    QUAESTUS MANAGEMENT CORP.

                     /s/ Richard W. Weening
                     ---------------------------------------
                     Richard W. Weening, President